UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the

                       Securities and Exchange Act of 1934

        Date of Report (Date of earliest reported event): August 26, 2005

                                 Powerlinx, Inc.
                    (formerly Seaview Video Technology, Inc.)

               (Exact name of registrant as specified in charter)


          Nevada                       0-23081               50-0006815
     (State or other                (Commission            (IRS Employer
jurisdiction of incorporation)      File Number)        Identification No.)


  1700 66th St. North, Suite 300, St. Petersburg, Florida       33710
       (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (727) 866-7440

                                   Copies to:
                             Martin A. Traber, Esq.
                               Foley & Lardner LLP
                       100 North Tampa Street, Suite 2700
                              Tampa, Florida 33602
                              Phone: (813) 229-2300
                               Fax: (212) 221-4210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company was served on August 17, 2005 with a complaint in the Court of Common Pleas, Montgomery County, Pennsylvania. The Action was filed by Satius, Inc. as Plaintiff. Satius alleges in the complaint breach of contract claims involving a license agreement entered into between Satius and PowerLinx on December 18, 2002 relating to certain of the Company's analog power line products. This is the same license agreement which was terminated by Satius on July 10, 2004. The complaint seeks monetary damages and an injunction regarding the Company's use of Satius' patents and/or technical information.

The Company has referred the law suit to its counsel for review and defense. The Company and its management believe that they are not in violation of the terminated license agreement and intend to defend the law suit vigorously.


Item 9.01 Financial Statements and Exhibits.

     (a)      Financial statements of business acquired.

              Not applicable.

     (b)      Pro forma financial information.

              Not applicable.

     (c)      Exhibits.

              None



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     POWERLINX, INC.

Date: August 26, 2005                /s/ Michael Tomlinson
                                     ---------------------
                                     Michael Tomlinson, Chief Executive Officer

                                     /s/ Douglas Bauer
                                     -----------------
                                     Douglas Bauer, Chief Financial Officer